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                                                                     Exhibit 2.2
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                     AGREEMENT FOR PURCHASE AND SALE OF STOCK
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         This AGREEMENT FOR PURCHASE AND SALE OF STOCK is entered into with an effective date of the _____ day of October, 2007 by and between Robert A. Baren, Thomas E. Brunskole and Michael N. Strachan (the "Sellers") TB&A HOSPITAL TELEVISION, INC., a New York Corporation with its principal office at 20
Pineview Drive, Amherst, NY 14228 (the "Company"), and PATIENT PORTAL TECHNOLOGIES, INC., a Delaware corporation (the "Purchaser").

         WHEREAS, Sellers are the owners and holders of 100% of the issued and outstanding capital stock of the Company, more particularly described and set forth in Exhibit "A" attached hereto;

         WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser those shares set forth in Exhibit "A" hereto;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

         1. PURCHASE AND SALE OF STOCK. Sellers shall assign, transfer, convey and deliver to the Purchaser all of its right, title and interest in and to the shares of Common Stock of the Company set forth in Exhibit "A" to this Agreement (collectively referred to herein as the "Sellers' Shares").


         2. PAYMENT FOR SELLERS'S ASSETS.

              2.1 The total payment for the Sellers' Shares shall be comprised of the following, and payable to the Sellers proportionately as their interests appear on Exhibit "A" attached hereto:

                     2.1.1 CASH. At the Closing, Purchaser will pay or deliver to Sellers the following as partial consideration for the Sellers' Shares the sum of $3,000,000.

                     2.1.2 ACCOUNTS RECEIVABLES. At the Closing and as additional consideration for the Sellers' Shares, Sellers shall be credited with the amount of any and all Accounts Receivable existing of the Company as of such date, and such sum shall be due and payable to the Sellers upon collection by the Company.

         3. CLOSING. The consummation of the purchase and sale of the Sellers' Assets as provided for in this Agreement will take place by the execution of documents in counterpart in Buffalo, NY by the appropriate and designated signatories ("Closing") on or before the 1st day of November, 2007.

         4. SELLERS'S OBLIGATIONS AT CLOSING; FURTHER ASSURANCES.

              4.1 At the Closing, Sellers shall deliver or make available to the
Purchaser:

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                     4.1.1 Assignment of Shares signed by Sellers in the form
attached as Exhibit "B";

                     4.1.2 any other instruments of assignment and transfer necessary to vest in Purchaser good and marketable title to Sellers' Shares;

                     4.1.3 all contracts and records relating to the operations of the Company;

                     4.1.4 all corporate documents required by counsel for the Purchaser which shall be necessary to transfer control of the Company from the Sellers to the Purchaser;

                     4.1.4 all documents required by this Agreement.

              4.2 At any time after the Closing, Purchaser may request and Sellers must sign and/or deliver any documents reasonably necessary to transfer and assign to Purchaser, and confirm Purchaser's title to Sellers' Shares, and to assist Purchaser in the exercise of all rights thereto.

         5. PURCHASER'S OBLIGATIONS AT CLOSING.

              5.1 At the Closing, Purchaser shall deliver to Sellers:

                     5.1.1 the cash payment described in Section 2.1.1 allocated pursuant to written instructions of Sellers to be provided to Purchaser prior to Closing;

                     5.1.2 all other documents required by this Agreement.


                     5.1.3 proof of payment in full of all obligations to M&T
Bank

                     5.1.4 delivery to seller of corporate guaranty and share pledge agreement obligations as additional security for repayment of the Rita M. Heim and Robert J. Heim notes.

         6. REPRESENTATIONS AND WARRANTIES BY SELLERS AND THE COMPANY. To the best of its knowledge and belief, Sellers and the Company represent and warrant to Purchaser as follows:

              6.1 ORGANIZATION, STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with an authorized capitalization of 100 Shares of Class A Common Stock and 100 Shares of Class B Common Stock, of which 50 Shares of Class A and 44.45 Shares of Class B Common Stock are issued and outstanding. The Company has all requisite power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted.

              6.2 EXECUTION AND PERFORMANCE OF AGREEMENT; AUTHORITY. The performance of this Agreement by Sellers and the Company will not result in a default or breach of any other agreement to which Sellers and/or the Company are a party. Sellers and the signatories for the Company have the authority to enter into this Agreement.



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              6.3 LITIGATION. There is no claim, order, investigation or other proceeding against the Company, its employees, its properties, or business or the transactions contemplated by this Agreement, and Sellers and the Company know of no basis for the same.

              6.4 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. To the best of Sellers' and the Company's knowledge, the Company has complied with all laws applicable to its business and the ownership and use of the Company's assets as well as the conduct of its business will not conflict with the rights of any other person or entity, and will not cause a default under any agreement to which the Company is a party. Sellers and the Company are not aware of any proposed laws, condemnations or other proceedings which would adversely affect its business or the Company's assets in a material way.

              6.5 TITLE TO PROPERTIES. The Company has good title to its assets. None of the Company's assets are subject to any lien, lease, license, or adverse claim except (i) as expressly set forth in Schedule 1 attached to this Agreement, or (ii) insubstantial imperfections of title which have arisen in the ordinary course of business. To the best of Sellers' and the Company's knowledge, except as set forth in the schedules attached to this Agreement, the Company's assets are in good operating condition and repair (reasonable wear and tear accepted), are suitable for the purposes used, and are adequate for all current operations of Sellers.

              6.6 DISCLOSURE. All of Sellers' and the Company's representations made in this Agreement and its related documents are true and contain no untrue statements and do not omit important facts.

              6.7 NO CONFLICT. To the best of Sellers knowledge, performance of this Agreement by Sellers and the Company will not conflict with any regulations or agreements to which Sellers and/or the Company are parties. No authorization or filing, which has not already been completed, is necessary for Sellers or the Company to perform this Agreement.

         7. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Sellers as follows:

              7.1 ORGANIZATION. Purchaser is a corporation organized and in good standing under the laws of the State of Delaware and has full authority to enter into this Agreement and to carry on its business and to own and operate its properties.

              7.2 AUTHORIZATION AND APPROVAL OF AGREEMENT. All actions required to be taken by Purchaser relating to the signing of this Agreement shall have been taken at or prior to the Closing.

              7.3 EXECUTION AND PERFORMANCE OF AGREEMENT. The performance of this Agreement by Purchaser will not result in a default or breach of any other agreement to which Purchaser is a party. Purchaser has the authority to enter into this Agreement.

              7.4 LITIGATION. There is no claim, order, investigation or other proceeding, against Purchaser relating to the transactions contemplated by this Agreement and Purchaser does not know or have any reason to be aware of any basis for the same.

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         8. ACCESS TO INFORMATION AND DOCUMENTS. Upon Purchaser's request,
Sellers and the Company shall give Purchaser access to the Company's personnel and all its properties, documents and records and shall furnish copies of documents requested by Purchaser or make them available to Purchaser. Purchaser shall not improperly disclose the same prior to the Closing.

         9. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser under this Agreement are subject to, at Purchaser's option, each of the following conditions at or prior to the Closing, and Sellers and the Company shall use their best efforts to cause each condition to be fulfilled:

              9.1 All representations of Sellers and the Company in this Agreement or the related documents shall be correct when made and shall be deemed to have been made again as of the Closing Date, and shall then be correct except for changes allowed under the terms of this Agreement.

              9.2 All duties required by this Agreement to be performed by Sellers and the Company at or before the Closing shall be performed.

              9.3 Since the date of this Agreement there shall be no material adverse change in the condition of the Company's assets or its business.

              9.4 All documents required to be delivered or made available to Purchaser at or prior to the Closing shall be delivered or made available.

              9.5 Shares of Common Stock (of all outstanding classes) of the Company representing 100% of the issued and outstanding capital stock of the Company shall have been tendered by the Sellers to the Purchaser.

         10. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS. All obligations of Sellers at the Closing are subject to, at Sellers option, each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each condition to be fulfilled:

              10.1 All representations of Purchaser contained in this Agreement or the related documents shall be correct when made and as of the Closing.

              10.2 All duties required by this Agreement to be performed by Purchaser at or before the Closing shall be performed.

         11. INDEMNIFICATION.

                     11.1.1 any loss suffered by Purchaser because a representation was not true, a warranty was breached or a duty was not performed by Sellers or the Company contained in this Agreement or a related document;

                     11.1.2 any loss suffered by Purchaser in connection with any of the Company's liabilities which are not assumed or discharged by Purchaser; and



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                     11.1.3 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

              11.2 Purchaser hereby agrees to indemnify and hold Sellers harmless from:

                     11.2.1 any loss suffered by Sellers because a representation was not true, a warranty was breached or a duty was not performed by Purchaser contained in this Agreement or a related document;

                     11.2.2 any liabilities or debts of Sellers assumed by Purchaser under this Agreement; and

                     11.2.3 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

         12. LIMITATION ON INDEMNIFICATION. No claim or action shall be brought against Sellers under Section 11 for breach of a representation or warranty, for any loss suffered by Purchaser in connection with any of the Company's liabilities or for any other reason after the lapse of one (1) year following the Closing. In calculating losses, there shall be deducted any amount which has been recovered or is reasonably assured of recovery by the Purchaser from insurance or from a third party and the amount by which any tax for which the Purchaser is at any time liable is reduced or satisfied as a result of a claim indemnification. Purchaser shall not be entitled to indemnification for breaches of representations and warranties by Sellers or for any other reason until the total amount of its losses (after deduction of all insurance proceeds, third party recoveries and tax benefits with respect to such losses) exceeds $10,000, after which the Purchaser shall be entitled to seek recovery of all losses in excess of $10,000. The maximum aggregate liability of all the Sellers, for all claims for any reason, shall not exceed $100,000, which sum shall be the absolute limit of liability of all the Sellers.

         13. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the limitations in Section 12, all representations and warranties contained in this Agreement shall survive the Closing.

         14. NOTICES. Any notices described under this Agreement shall be in writing and shall be deemed given when personally delivered and received by certified mail, return receipt requested, addressed to the parties at the addresses set forth above and below.

         15. ARBITRATION. Any action, dispute, controversy or claim between or among the parties, whether sounding in contract, tort, or otherwise ("Dispute") shall, at the request of any party, be finally resolved by arbitration before a single arbitrator in accordance with the commercial rules and procedures as established by the American Arbitration Association, with venue in Erie County, State of New York.



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         16. MISCELLANEOUS.

         (a) Governing Laws. The laws of the State of New York, without regard to its choice of law principles to the extent they would result in the application of the laws of any other state, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         (b) Severability. If any one or more provisions of this Agreement, or the application thereof, shall for any reason and to any extent by invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

         (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and it supersedes all prior negotiations and agreements relating to the matters addressed herein. This Agreement may be amended only by a writing signed by all parties hereto.

         (d) No Waiver. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of the party thereafter to enforce such provisions.

         (e) Assignment. Neither this Agreement nor any rights hereunder are assignable or otherwise transferable by a party without the written consent of all parties.

         (f) Attorney Fees Provision. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

         (g) Counterparts and Facsimile Documents. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic copies of signed documents shall be deemed to be original signed documents for all purposes hereunder.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.



TB&A HOSPITAL TELEVISION, INC.


By:______________________________________


PATIENT PORTAL TECHNOLOGIES, INC.


By:______________________________________



SELLING SHAREHOLDERS OF THE COMPANY:

[As Set Forth and Duly Executed On Exhibit "A" Attached Hereto]

















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                                   EXHIBIT "A"
                       SELLING SHAREHOLDERS OF THE COMPANY



Name:                       No. of Shares                 Signature:
                             And Class:



Robert A. Baren            50 Class A Shares
120 Troy Del Way
Williamsville, NY 14221                           ------------------------------



Thomas E. Brunskole       38.90 Class B Shares
553 Wurlitzer Drive
N. Tonawanda, NY 14120                            ------------------------------




Michael N. Strachan        5.55 Class B Shares
49 Lois Drive
Cheektowaga, NY 14227                             ------------------------------











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                                   EXHIBIT "B"
                              ASSIGNMENTS OF SHARES

100% of the shares are being assigned to Patient Portal Technologies, Inc



























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                                   SCHEDULE 1
                                   LIENS, ETC.




A series of promissory notes due and payable to M&T Bank in approximate principal amount of $850,000.

A promissory note payable to Robert J. Heim with approximate principal balance of $163,227.50 which is due or payable on or before 1/7/2010.

A promissory note payable to Rita M. Heim with a principal balance of $40,000 which is extended on a monthly basis.

A promissory note payable to Rita M. Heim with a principal balance of $200,000 which is due or payable on or before 7/1/2008.

Copy Machine Lease dated September 21, 2004

























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